SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                    Form 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                               December 16, 1998
                               -----------------
                                (Date of Report)


                               December 16, 1998
                               -----------------
                       (Date of earliest event reported)


                              POLAROID CORPORATION
                              --------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)


                                     1-4085
                                     ------
                            (Commission File Number)


                                   04-1734655
                                   ----------
                       (IRS Employer Identification No.)


             784 Memorial Drive, Cambridge, Massachusetts     02139
             -------------------------------------------------------
            (Address of principal executive offices)        (Zip Code)


                                 (781) 386-2000
                                 --------------
              (Registrant's telephone number, including area code)




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Item 5. Other Events.

On December 16, 1998, Polaroid Corporation issued a press release which announced the following:

  o that the Company had successfully renegotiated the terms of a $350 million revolving credit agreement with all 14 of its bank lenders.

  o the Company has concluded the sale of certain real estate properties for $27 million in cash.

  o the Company anticipates taking reserves of approximately $50 million in restructuring charges and $40 million for Russian operations and other impaired assets in 4Q98.

  o the Company announces the resignation of Serafino Posa, executive vice president, worldwide marketing, for personal reasons and to pursue other interests. He will be replaced by Jeremiah Noonan, who has been promoted to the position of senior vice president, worldwide marketing.

A copy of the press release is attached as Exhibit 99 and incorporated herein by reference.


Item 7. (c) Exhibits

Exhibit 99.1 Polaroid Press Release dated December 16, 1998.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           POLAROID CORPORATION



                    By     JUDITH G. BOYNTON
                           -----------------
                    Name   JUDITH G. BOYNTON
                    Title: Executive Vice President and Chief Financial Officer

Dated: December 16, 1998